Shareholder Update March 2012

2 Forward - Looking Statements Certain statements in this press release and other written or oral statements made by or on behalf of us are "forward - looking statements" within the meaning of the federal securities laws . Statements regarding future events and developments and our future performance, as well as management's expectations, beliefs, plans, estimates or projections relating to the future, are forward - looking statements within the meaning of these laws . Forward looking statements include, without limitation, statements regarding future sales and contracting activity, projected fuel escalators and all guidance figures . These forward - looking statements are subject to a number of risks and uncertainties . These risks and uncertainties include, but are not limited to, the following : our cash flows, results of operation or financial condition ; the consummation of acquisition, disposition or financing transactions and the effect thereof on our business ; our ability to successfully integrate International Resource Partners LP and its related entities (IRP) ; governmental policies, regulatory actions and court decisions affecting the coal industry or our customers’ coal usage ; legal and administrative proceedings, settlements, investigations and claims ; our ability to obtain and renew permits necessary for our existing and planned operation in a timely manner ; environmental concerns related to coal mining and combustion and the cost and perceived benefits of alternative sources of energy ; inherent risks of coal mining beyond our control, including weather and geologic conditions or catastrophic weather - related damage ; our production capabilities ; availability of transportation ; our ability to timely obtain necessary supplies and equipment ; market demand for coal, electricity and steel ; competition ; our relationships with, and other conditions affecting, our customers ; employee workforce factors ; our assumptions concerning economically recoverable coal reserve estimates ; future economic or capital market conditions ; our plans and objectives for future operations and expansion or consolidation ; and the other risks detailed in our reports filed with the Securities and Exchange Commission (SEC) . Management believes that these forward - looking statements are reasonable ; however, you should not place undue reliance on such statements . These statements are based on current expectations and speak only as of the date of such statements . We undertake no obligation to publicly update or revise any forward - looking statement, whether as a result of future events, new information or otherwise .

3 Agenda ● Operations Review ● Opening Comments ● Market Review ● 2012 Guidance ● Miscellaneous

4 Opening Comments Summary ● Cash Margin in CAPP of $20.79 Per Ton ● Strong Performance From Mine Operations ● Maintaining a Strong Balance Sheet with Available Liquidity of $236.9 Million ● Reached Agreements to Sell 2.8 Million Tons of CAPP Coal at $115.82 a Ton in 2012 ● Substantially Sold Out of Thermal Coal for 2012 ● Very Focused on Safety, Cost Control, Customer Relations, and Capital Management in 2012

5 Agenda ● Operations Review ● Opening Comments ● Market Review ● 2012 Guidance ● Miscellaneous

8.40 1.49 5.00 2.44 - 1.00 2.00 3.00 4.00 5.00 6.00 7.00 8.00 9.00 2004 2005 2006 2007 2008 2009 2010 2011 6 Safety Operations Review Non - Fatal Days Lost JRCC National Average Source: MSHA and Company Data

3,495 2,971 2,800 3,000 3,200 3,400 3,600 2010 2011 JRCC MSHA Citations (1) 7 Regulatory Operations Review 14 Operations Received Sentinels of Safety Recognition for Working a Year Without a Lost Time Accident. In Addition 2 IRP Operations received the Mountaineer Guardian Award (1) Does not include IRP

8 Operations Review Central Appalachia ● Reducing Production By: ● Continuing to Reduce Overtime ● Take Additional Days Off Throughout 2012 to Reduce Production ● Delaying the Start Up of Some Replacement Mines ● Completed Dam for New Impoundment at McCoy Elkhorn ● Began Development Hazard 4 Seam at Abner Branch Mine at Bledsoe ● Developed Mine 6A – Replacing Mine 3A at Hampden ● Restarted Lewis Creek Mine – Replacing Bear Branch Mine at JRCS ● Stacy Branch Surface Mine Issued a State DNR Permit ● Corps of Engineers Permit is Pending

9 Operations Review Midwest ● Continuing to Run Operations at Reduced Rate to Meet Customer Demands and Control Inventory ● New Log Creek Loadout in Operation

10 Agenda ● Operations Review ● Opening Comments ● Market Review ● 2012 Guidance ● Miscellaneous

11 11 Market Review 11 According to Environmentalists, EPA Rules Could Create 1 Million Jobs Economy Minister in Germany Proposes a Cap to Reduce New Solar Installations by 87% Per Year Headlines Florida Bill Calls For Less Dependence on Natural Gas For Generation In the EU, More Coal Generating Capacity was Installed Than Removed in 2011 Solar and Wind Subsidies Being Slashed in Germany The U.S. Dept. of Energy is Considering Applications to Export 12.5 BCF/Day of LNG

12 Market Review 12 Metallurgical Coal Positive Signs ● European Business is a Little Better Than Expected ● Our Customers See Q - 1 Business Ahead of Forecast ● Business is Expected to Rebound Further in the 2 nd Half of 2012 ● India’s Economy and Currency are Improving ● Sentiment on the Ground is Better ● Customers Continue to Have a Need for Imported Coal ● Growth in Steel Business Seems to be Back on Track

13 Market Review 13 Metallurgical Coal Cautionary Signs ● There Seems to be a Robust Supply of Met Coal ● Canada is Growing ● Australia is Growing ● New Entrants are Trying to Expand Market Share (Indonesia, Africa, Mongolia) ● U.S. Production Cuts Have Been Very Modest ● Global Economic Growth is Still Soft

14 Market Review 14 Thermal Coal ● Weak Market Conditions Expected to Continue Through 2012 ● Weak Economy ● Mild Weather ● Supply Glut of Natural Gas ● Regulatory Uncertainties ● CASPR (Cross - State Air Pollution Rule) ● MACT (Maximum Achievable Control Technology)

15 Source: Federal Reserve Bank of St. Louis – M2 Velocity, Market Review Economy ● The Weather, Natural Gas, and EPA Regulations Are All Factors in Soft Coal Markets, However the Driving Force Continues to be the Soft Economy: The United States ● Despite Ample Liquidity, The U.S. Economy Continues to be Weak International ● China, India, Brazil, Russia, and the EU Have All Moved to Easier Monetary Policy Within the Past 3 Months

16 Agenda ● Operations Review ● Opening Comments ● Market Review ● 2012 Guidance ● Miscellaneous

2012 Guidance 17 Guidance by Segment (in 000’s except per ton amounts) Under Contract Guidance Tons Price Tons Shipped (1) Cash Cost (2) Central Appalachia Thermal, Stoker & PCI 6,151 $81.84 6,700 $74.00 - 76.00 Metallurgical (3) 1,766 $138.01 2,800 $108.00 – 112.00 Midwest 2,776 $44.16 2,700 – 2,800 $34.00 – 38.00 (1) Substantially all the CAPP tons that are currently unsold or unpriced consist of met, PCI, and industrial stoker. (2) Cash cost per produced tons excluding purchase coal. (3) Priced tons in CAPP do not include approximately 700,000 tons of met coal that has been sold but not yet priced.

18 2012 Guidance Total JRCC Operations Depreciation, Depletion and Amortization $132,000 Tax Rate 0% Capital Expenditures Maintenance & Safety Capital $110,000 Completion of Ongoing Projects $ 15,000 Total Capital Expenditures $125,000

19 Agenda ● Operations Review ● Opening Comments ● Market Review ● 2012 Guidance ● Miscellaneous

Miscellaneous Miscellaneous Items (Detailed in Press Release) • Deferred Tax Asset • Workers’ Compensation • Pension and Blacklung Benefits Obligation 20 Upcoming Investor Conferences and Meetings (Webcast May be Accessed at www.jamesrivercoal.com) March 6, 2012 Raymond James 33 rd Annual Institutional Investors Conference Orlando March 26, 2012 Howard Weil 40 th Annual Energy Conference New Orleans 1 st Quarter Report – Early May

21 Question and Answer Session